Exhibit 10.13

CIBC World Market Corp.
One World Financial Center
200 Liberty Street
New York, NY 10261

GUARANTY OF ACCOUNT

Gentlemen:

     1.  In consideration of your opening, and/or continuing, an account or accounts (which separately or jointly, with and all renewals thereof, are hereinafter referred to as “said guaranteed account”) with, or otherwise giving credit in said guaranteed account to Dr. Denis O’Donnell and Mrs. Claudia O’Donnell (hereinafter referred to as the “Customer”), on such terms and conditions as may, from time to time, be agreed to between you and the Customer (notice of which is hereby waived). The undersigned (hereinafter referred to as the “Guarantor”) hereby subject to Section 3 hereof, agrees to pay to you, on demand, any indebtedness which may now or hereafter be owing to you by the Customer on said guaranteed account, up to $500,000 (five hundred thousand).

     2.  The Guarantor agrees that this guaranty shall be effective not only with respect to said guaranteed account but also with respect to any and all renewals thereof; that said guaranteed account may be changed from time to time by the purchase or sale or exchange of securities or other property, or by payments or by deliveries of securities or other property by or to or upon the order of the customer, and that said guaranteed account may be closed out by you at any time; that, in general, you may deal with and accept the orders of the Customer with respect to transactions in said guaranteed account, without notice to the Guarantor, the same as if the guaranty had not been given; and that the death of the Guarantor shall not affect the liability of the Guarantor or his estate with respect to transactions in said guaranteed account, subsequent to the death of the Guarantor and prior to the receipt by you or written notice thereof.

     3.  Prior to demanding payment from Guarantor, you agree to first make demand for payment by Customer, then to liquidate the account and only thereafter to demand payment from Guarantor.

     4.  The Guarantor hereby waives (a) any notices whatsoever as to the current condition of said guaranteed account or any changes therein from time to time and the manner of conducting or closing the same or otherwise; and (b) in the event of default by the Customer, any requirement of legal or equitable proceedings or otherwise on your part against the Customer as a condition precedent to enforcing the obligations of the Guarantor hereunder.

     5.  This guaranty shall be binding upon the Guarantor, its successors and assigns and shall inure to the benefit of your present firm and of any successor firm or firms, irrespective of any change or changes at any time in the personnel thereof, for any cause whatsoever, and of the assigns of your present firm or any successor firm.

     6.  By written notice to you, the Guarantor may at any time terminate his obligations and your rights hereunder in respect to future transactions in said guaranteed account, and such termination, in respect to future transactions, shall also take place loso facto on receipt by you of written notice of the Guarantor’s death; but notwithstanding such termination as to future transactions the obligations of the Guarantor hereunder with respect to any indebtedness in said guaranteed account. Including any losses incurred in liquidating said guaranteed account during a reasonable time subsequent to the receipt of such notice, shall continue in full force and effect until such indebtedness with the interest to date of payment thereon has been paid to you.

     7.  This guaranty and its enforcement shall be governed by the laws of the State of New York without giving effect to the choice of law or conflict of laws provisions thereof.

     8.  ARBITRATION: The Guarantor agrees to submit all controversies with you to arbitration in accordance with the provisions set forth below ad my understanding that:

•	Arbitration is final and binding on the parties.

•	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

•	Pre-arbitration discovery is generally more limited and different from court proceeding.

•	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

•	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     All controversies which may arise between us concerning any transaction or the construction, performance or breach of this or any other agreement between us, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration in accordance with the Federal Arbitration Act to the fullest extent permitted by law. The arbitration shall be determined only before and in accordance with the rules then in effect of either the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or any other exchange or self-regulatory organization of which you are a member, as the Guarantor may elect. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award may be entered by any court of competent jurisdiction without notice to the Guarantor. Notice preliminary to, in conjunction with, or incident to such arbitration may be sent to the Guarantor by mail and the Guarantor waives personal service thereof. No person shall bring putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii)

the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this guaranty except to the extent stated herein.

NOTICE OF THE ACCEPTANCE OF THIS GUARANTY IS HEREBY ACKNOWLEDGED

Dated, April 29, 2002

Columbia	MD

(City)	(State)

/s/ John Spears, President and CEO

NOTARY (REQUIRED)

/s/ Jim Mirto, COO

Dated:

ACCEPTED:

	By:	/s/ CIBC World Markets Corp.